Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103
+1 215 988 2700 main
+1 215 988 2757 fax
July 31, 2026
Quaker Chemical Corporation
901 E. Hector Street
Conshohocken, Pennsylvania 19428
Ladies and Gentlemen:
We have acted as counsel to Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (as amended, the “Securities Act”), on or about the date hereof.

The Registration Statement relates to the offer and sale by the securityholder named in the Registration Statement (the “Selling Security Holder”) of up to 3,640,129 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), that are issued and outstanding and are currently held by the Selling Security Holder (the “Shares”). The Shares were issued by the Company to the Selling Security Holder pursuant to the Share Purchase Agreement, dated April 4, 2017 (the “Purchase Agreement”), among the Company, Global Houghton Ltd., Gulf Houghton Lubricants, Ltd. and certain members of the management of Global Houghton Ltd., and 5,017 of such Shares are currently held in escrow to secure certain representations, warranties and covenants in the Purchase Agreement.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s amended and restated articles of incorporation (the “Articles of Incorporation”), the Company’s amended and restated by-laws (the “By-laws”), certain resolutions of the Company’s board of directors, the Purchase Agreement and the Registration Statement. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials and of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents, and proceedings; (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed; and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and the Shares are validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the Business Corporation Law of the Commonwealth of Pennsylvania.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinions set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinions. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP